Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(1,876,625)
Unrealized Gain (Loss) on Market Value of Futures	46,695
Dividend Income	593
Interest Income	683
ETF Transaction Fees	3,500
Total Income (Loss)	$(1,825,154)

Expenses
General Partner Management Fees	$22,615
Professional Fees	4,953
Brokerage Commissions	2,491
Prepaid Insurance Expense	692
NYMEX License Fee	565
Non-interested Directors' Fees and Expenses	371
Total Expenses	$31,687
Net Income (Loss)	$(1,856,841)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 1/1/15	$37,232,925
Additions (900,000 Shares)	21,709,396
Net Income (Loss)	(1,856,841)

Net Asset Value End of Month	$57,085,480
Net Asset Value Per Share (2,300,000 Shares)	$24.82

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2015 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612